Exhibit 26 (g) v. a. 5.

AMENDMENT to

SELECTED REINSURANCE AGREEMENTS

in the attached Exhibit

(the “Agreements”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter referred to as the “Ceding Company”)

and

SWISS RE LIFE & HEALTH AMERICA INC.

(hereinafter referred to as the “Reinsurer”)

This Amendment is effective beginning December 1, 2010.

I.	The following will be added to the Claims provision in the Agreements:

On all policies reinsured under the Agreements, the Ceding Company and the Reinsurer will be            .

II.	The following will be added to the Facultative provision in the Agreements:

On facultative submissions for            .

All terms and conditions of these Agreements not in conflict with the terms and conditions of this Amendment shall continue unchanged.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	8-29-13
Peter G. Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	8-29-13
Peter G. Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	8-29-13
Peter G. Ferris
Vice President & Actuary

SWISS RE LIFE & HEALTH AMERICA INC.

By:	/s/ Senan O’Loughlin	Date:	8/28/13
Print name: Senan O’Loughlin
Title: Senior Vice President

SWISS RE LIFE & HEALTH AMERICA INC.

By:	/s/ Audrey Chervansky	Date:	8/28/13
Print name: Audrey Chervansky
Title: Vice President

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Exhibit

Effective Date of Agreement	Description	TAI Code

4/1/2005	GVUL

8/1/2008	VUL III/SL14
4/1/2010	GVUL NY Only

AMENDMENT to

ALL REINSURANCE AGREEMENTS (open and terminated)

(the “Agreements”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter referred to as the “Ceding Company”)

and

SWISS RE LIFE & HEALTH AMERICA INC.

(hereinafter referred to as the “Reinsurer”)

Effective January 1, 2012, the Amendment Effective Date, the following information regarding the Long Term Care (LTC) Rider will be added to the Accepted Coverages provision in the Agreements:

1.	Effective January 1, 2012 through December 31, 2012, the LTC rider shall be eligible for reinsurance as a rider on the base product for
a.	newly issued Whole Life Legacy 100 policies, and
b.	policies issued after January 1, 2012 the Whole Life Legacy 100 product, regardless of when the original Term or Perm policy was issued.

2.	Effective January 1, 2013 and later, the LTC rider shall be eligible for reinsurance as a rider on the base product for
a.

newly issued policies on any of the five traditional permanent products listed (Whole Life Legacy 100, Limited Pay Whole Life – LP10, Limited Pay Life to Age 65 – LP65, Whole Life Legacy High Early Cash Value and Whole Life Legacy 20 Pay), and

b.	policies issued after January 1, 2013 any of the five traditional permanent products listed above, regardless of when the original Term or Perm policy was issued.

A description of the LTC rider reinsurance coverage is in the attached EXHIBIT I.

This Amendment is meant to apply to reinsurance directly written on products for which the LTC rider is available, as well as to reinsurance on              to products for which the LTC rider is available.

All terms and conditions of these Agreements not in conflict with the terms and conditions of this Amendment shall continue unchanged.

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IN WITNESS WHEREOF, the parties hereto execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	4-25-13
Peter G. Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	4-25-13
Peter G. Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	4-25-13
Peter G. Ferris
Vice President & Actuary

SWISS RE LIFE & HEALTH AMERICA INC.

By:	/s/ Kyle Bauer	Date:	4/23/2013
Print name: Kyle Bauer
Title: VP

SWISS RE LIFE & HEALTH AMERICA INC.

By:	/s/ Craig E Hanford	Date:	4/23/13
Print name: Craig E Hanford
Title: VP

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EXHIBIT 1: Long Term Care Rider

The Long Term Care Rider (LTC) allows            .

1.	If a .

2.	If a

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TABLE A

Sample Life Expectancy After LTC Benefits Paid

[table deleted]

AMENDMENT to

SELECTED REINSURANCE AGREEMENTS

in the attached Exhibit

(the “Agreements”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter referred to as the “Ceding Company”)

and

SWISS RE LIFE & HEALTH AMERICA INC.

(hereinafter referred to as the “Reinsurer”)

Effective May 7, 2013, the Amendment Effective Date, Article I, Item D shall be amended to clarify how the            . Article I - Automatic and Facultative Reinsurance of the Agreements will be replaced with the attached Article I - Automatic and Facultative Reinsurance.

All terms and conditions of these Agreements not in conflict with the terms and conditions of this Amendment shall continue unchanged.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto execute this Amendment in good faith:

MML BAY STATE LIFE INSURANCE COMPANY

	/s/ Peter G. Ferris	Date:	6-26-13
Peter G. Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	6-26-13
Peter G. Ferris
Vice President & Actuary

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	6-26-13
Peter G. Ferris
Vice President & Actuary

SWISS RE LIFE & HEALTH AMERICA INC.

By:	/s/ Senan O’Loughlin	Date:	6/20/2013
Print name: Senan O’Loughlin
Title: Senior Vice President

SWISS RE LIFE & HEALTH AMERICA INC.

By:	/s/ Joseph Lapine	Date:	6/20/2013
Print name: Joseph Lapine
Title: Senior Vice President

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Exhibit

Effective Date of Agreement	Description	TAI Code

8/1/2008	VUL III/SL14

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ARTICLE I: AUTOMATIC AND FACULTATIVE REINSURANCE

A.

The Ceding Company shall automatically cede to the Reinsurer reinsurance of that portion of individual life policies and supplemental benefits as specified in Schedule A – Accepted Coverages, and the Reinsurer shall automatically accept such reinsurance that meets the following requirements:

1.	The from this Agreement.

2.	The mortality rating on each individual risk must not exceed 500% (Table 16 or P), or its equivalent on a flat extra premium basis.

3.	The maximum amount of insurance issued and applied for in all companies on each risk must not exceed the Jumbo Limit as specified in Schedule B – Reinsurance Limits.

4.	On each individual life, the Ceding Company shall retain, and not otherwise reinsure, the amounts of insurance as specified in Schedule B – Reinsurance Limits.

5.	The maximum amounts of insurance to be automatically reinsured on a life must not exceed the reinsurance limits specified in Schedule B – Reinsurance Limits.

6.	The individual risk .

B.

Reinsurance which may not be ceded automatically according to the provisions stated in Paragraph A of this Article may be submitted to the Reinsurer for facultative consideration as described in Article II – Facultative Submission.

C.

The liability of the Reinsurer for automatically ceded reinsurance shall commence simultaneously with that of the Ceding Company, subject to the provisions of Paragraph E of this Article. The liability of the Reinsurer for reinsurance ceded automatically shall terminate simultaneously with that of the Ceding Company’s liability or as specified in accordance with the provisions of Article IV – Premiums, Payments and Reports or Article X – Increase in Retention.

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ARTICLE I: AUTOMATIC AND FACULTATIVE REINSURANCE

(Continued)

D.	The risk shall of this Agreement. The policy. If the rule.

E.

The Reinsurer shall not be liable for benefits paid under the Ceding Company’s conditional receipt or temporary insurance agreement unless all the conditions for automatic reinsurance coverage are met. The pre-issue liability applies only once on any given life no matter how many receipts were issued or initial premiums were accepted by the Ceding Company. After a policy is issued, no reinsurance benefits are payable under this pre-issue coverage provision. The Reinsurer’s liability under the Ceding Company’s conditional receipt or temporary insurance agreement is limited to the lesser of i. or ii. below:

i.	The Automatic Binding Limits in Schedule B – Reinsurance Limits.

ii.	The amount for which the Ceding Company is liable less its retention, less any amount of reinsurance with other reinsurers.

AMENDMENT to the

AUTOMATIC YRT AGREEMENT

(the “Agreement”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

SWISS RE LIFE & HEALTH AMERICA INC.

(hereinafter the “Reinsurer”)

Original Treaty Effective Date: August 1, 2008

Coverage: Variable Universal Life III / SL14-2009 (added 1/1/09)

TAI Code:

For new policies issued on or after September 1, 2013, the Amendment effective date, the Ceding Company and the Reinsurer agree to replace Schedule B – Reinsurance Limits of the above-referenced Agreement in its entirety with the attached Schedule B – Reinsurance Limits which clarifies the            .

All terms and conditions of this Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, both parties in duplicate hereby execute this Amendment in good faith:

MML BAY STATE LIFE INSURANCE COMPANY

	/s/ Peter G. Ferris	Date:	8-29-13
Peter G. Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	8-29-13
Peter G. Ferris
Vice President & Actuary

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	8-29-13
Peter G. Ferris
Vice President & Actuary

SWISS RE LIFE & HEALTH AMERICA INC.

By:	/s/ Senan O’Loughlin	Date:	8/27/2013
Print name: Senan O’Loughlin
Title: Senior Vice President

SWISS RE LIFE & HEALTH AMERICA INC.

By:	/s/ Joseph Lapine	Date:	8/27/2013
Print name: Joseph Lapine
Title: Senior Vice President

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SCHEDULE B: REINSURANCE LIMITS

Basis of Reinsurance: The Reinsurer shall participate in a pool of reinsurers on a            .

Reinsurer’s Share:  The Reinsurer’s share shall be:

              VUL III –            % of the first $

              SL14-2009 -             % of the first $

Ceding Company’s Retention: The Ceding Company will retain             % of each risk up to their            .

Jumbo Limit: $             of life insurance inforce and applied for on one life with all companies (including amounts to be replaced), based on the Ceding Company’s             .

Reinsurer’s Automatic Binding Limit:

VUL III:$	(Standard through Table P)
$ (Standard)
$ (Tables A through P)
$ (Standard through Table H)
$ (Tables J through P)
$ (Standard)
$ (Tables A through Table H)
$ (Standard)
SL14-2009:	$ (Standard through Table P)
$ (Standard)
$ (Tables A through P)
$ (Standard through Table H)
$ (Tables J through P)
$ (Standard)
$ (Tables A through Table H)
$ (Standard)

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SCHEDULE B: REINSURANCE LIMITS

(Continued)

Automatic Issue Limits:

            :  $

            :  $            . The Ceding Company may            . The Ceding Company will            .

Example: The Ceding Company issues a $            .

Issue Ages:

CESSION LIMITS PER REINSURER (applies to Automatic and Facultative cases):

Minimum Initial Cession:

VUL III - $

SL14–2009 - $

Trivial Amount: $